Exhibit 32

Certification Required by 18 U.S.C. Sec. 1350

(Section 906 of the Sarbanes – Oxley Act of 2002)

In connection with the filing by Senior Housing Properties Trust (the “Company”) of the Quarterly Report on Form 10-Q for the period ending September 30, 2003 (the “Report”), each of the undersigned hereby certifies, to the best of his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934. And

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Arthur Hollins, III

Arthur Hollins, III President

/s/ William D. Blake

William D. Blake Vice-President and Treasurer

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